UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-5465	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 1, 2012, Handy & Harman Ltd. (the “Company”) and Handy & Harman Group Ltd., a wholly-owned subsidiary of the Company, entered into a Management Services Agreement (the “Management Services Agreement”) with SP Corporate Services LLC (“SP Corporate”).  Pursuant to the Management Services Agreement, SP Corporate provides the Company with the continued executive and corporate services, as previously reported on the Company's Current Report on Form 8-K filed January 5, 2012. On March 27, 2013, the Company and SP Corporate entered into a First Amendment to the Management Services Agreement (the “First Amendment”) to modify the titles and designation of certain officers to be provided pursuant to the Management Services Agreement, and to adjust the fee thereunder.

The First Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Description
10.1    First Amendment to Management Services Agreement

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 2, 2013	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Chief Financial Officer

Exhibits

Exhibit No.	Exhibits
10.1	First Amendment to Management Services Agreement